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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 25, 2009, relating to the financial statements and financial highlights which appears in the September 30, 2009 Annual Report to Shareholders of Tax-Managed International Portfolio, International Portfolio, Emerging Markets Portfolio, Intermediate Duration Portfolio, Short Duration Plus Portfolio, U.S. Government Portfolio, Short Duration California Municipal Portfolio, Short Duration New York Municipal Portfolio, Short Duration Diversified Municipal Portfolio, California Municipal Portfolio, New York Municipal Portfolio and Diversified Municipal Portfolio (the twelve portfolios constituting Sanford C. Bernstein Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian, Transfer Agent, Counsel, Independent Registered Public Accounting Firm and Financial Statements", "Statement and Reports" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
January 29, 2010